EXHIBIT 99.1

Cue Biopharma Announces Strategic Collaboration with LG Chem Life Sciences for

Immuno-STAT™ Biologics in Oncology

Collaboration Expands Development and Manufacturing of Immuno-STAT™ Biologics and

Broadens Coverage of Patient Populations

CAMBRIDGE, Mass., Nov. 8, 2018 – Cue Biopharma™, Inc. (NASDAQ: CUE), an innovative immunotherapy company developing a novel, proprietary class of biologics engineered to selectively modulate the human immune system to treat cancer, autoimmune and chronic infectious diseases, announced today that it has entered into a multi-target strategic collaboration with LG Chem Life Sciences, the life sciences division of LG Chem Ltd., to develop multiple Immuno-STAT biologics focused in the field of oncology.

The collaboration provides LG Chem with the rights to develop and commercialize, in Asia, Cue Biopharma’s lead product, CUE-101, as well as Immuno-STAT biologics that target T cells against two additional cancer antigens. Under the terms of the collaboration, Cue Biopharma will engineer the selected Immuno-STATs for up to three alleles, while LG Chem will leverage its experience in biologics manufacturing to establish a quality chemistry, manufacturing and controls (CMC) process for development and commercialization of the selected candidates. LG Chem will also retain the right to elect one additional Immuno-STAT biologic within two years of the agreement for a worldwide development and commercialization license, and Cue Biopharma will retain an option to co-develop and co-commercialize the additional program worldwide. Cue Biopharma retains rights to develop and commercialize all assets included in the agreement in the United States and in global markets outside of Asia.

Under the terms of the agreement, LG Chem will make an undisclosed upfront payment as well as a $5M equity investment at a 20% premium. Cue Biopharma will be eligible to receive up to an additional $400M in research, development, regulatory and sales milestone payments with tiered royalties on sales of collaboration products in the LG Chem territory. In addition, LG Chem will further contribute to the collaboration by providing Cue Biopharma with research funding, CMC process development and potentially additional downstream manufacturing capabilities, including clinical and commercial supply for the collaboration products. LG Chem in return will receive royalties on sales of collaboration products in Cue Biopharma’s territories outside of Asia. If LG Chem elects the option for an additional program worldwide, Cue Biopharma will receive an undisclosed payment and be eligible to receive greater than $500M in fees and milestone payments. Cue Biopharma will also receive tiered royalties on future global sales. In addition, prior to the first pivotal trial for the optional Immuno-STATs, Cue Biopharma will have the option to elect worldwide co-development rights for the additional program.

“Cue Biopharma is proud to be launching this strategic collaboration with LG Chem as our partner,” stated Dan Passeri M.Sc., J.D., President and CEO of Cue Biopharma. “We believe they offer world-class biologics capabilities as well as clinical development capabilities that will enhance our ability to achieve our global corporate objectives. Our partnership with LG Chem is an important strategic development, as it allows us to expand our reach into more diverse patient populations with our Immuno-STAT™ Biologics platform and leverage the leading biologics manufacturing and clinical development capabilities that LG Chem has successfully established.”

“We are very pleased to enter this strategic collaboration with Cue Biopharma; it is more than a licensing deal, it is a partnership with a shared vision and great strategic fit,” said Dr. Jeewoong Son, President of LG Chem Life Sciences. “By combining Cue Biopharma’s pioneering approach to selectively modulating disease-associated T cells with LG Chem’s biologics capabilities in development and manufacturing, we aim to accelerate bringing this novel therapy to a greater number of cancer patients.”

About Immuno-STATs

Immuno-STAT Biologics are designed for targeted modulation of disease-associated T cells in the areas of immuno-oncology, autoimmune and chronic infectious disease. Each of our biologic drugs is designed using our proprietary scaffold comprising: 1) a peptide-MHC complex (pMHC) to provide selectivity through the pMHC T-cell receptor (TCR) interaction, and 2) a unique co-stimulatory signaling molecule to modulate the activity of the target T cells.

The simultaneous engagement of co-stimulatory molecules and pMHC binding mimics the signals delivered by APCs to T cells during a natural immune response. This design enables Immuno-STAT Biologics to engage with the T cell population of interest exclusively, resulting in highly targeted T cell modulation. Because our drugs are delivered in vivo, they are fundamentally different from other T cell therapeutic approaches such as Adoptive Cell Therapy (ACT), which require the patients’ T cells to be extracted, then stimulated and expanded outside the body (ex vivo) and reinfused in an activated state. At Cue Biopharma we are working to develop drugs that will represent a potent pharmaceutical analog to the ex vivo approach deployed by current cellular therapies. Furthermore, we believe the pharmacological effect in the patients can be more precisely controlled via an administered therapeutic.

About Cue Biopharma

Cue Biopharma is an innovative immunotherapy company developing a novel, proprietary class of biologics engineered to selectively modulate the human immune system to treat a broad range of cancers, autoimmune and chronic infectious diseases. We design biologics to engage and modulate the activity of disease-associated T cells in the patient’s body, with the goal of offering significant therapeutic benefits while potentially minimizing or eliminating unwanted side effects.

We believe our selective biologics allow us to target antigen-specific T cell populations in a variety of indications using a peptide – MHC complex for delivering T cell modulating effectors, such as IL-2. Once a biologic has been optimized, our approach offers the potential for readily exchanging peptides to target different T cell populations and indications using previously-validated drug frameworks developed from the Immuno-STATTM (Selective Targeting and Alteration of T cells) platform. This flexibility could truncate the drug selection and development process, moving effective therapeutics from discovery to clinical validation more rapidly and cost-efficiently than current industry standard timelines and costs.

Headquartered in Cambridge, MA, we are led by an experienced management team and scientific and clinical advisory board (SAB/CAB) with deep expertise in the design and clinical development of protein biologics, immunology and immuno-oncology.

For more information, visit www.cuebio.com.

About LG Chem Life Sciences

LG Chem Life Sciences is a business division within LG Chem, engaged in the development, manufacturing, as well as commercializing pharmaceutical products globally. LG Chem Life Sciences seeks to expand and make global presence by focusing on key core therapeutic areas of Immunology, Oncology, and Metabolic Diseases (specifically, diabetes and related metabolic diseases). To achieve such, its strategy is to actively pursue global collaboration encompassing from asset-centric to strategic investment and collaboration.

Forward-Looking Statements

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Investor Contact:

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Westwicke Partners

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Media Contact:

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Sam Brown Inc.

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